For the twelve-month period ended 3/31/01
File number 811-08565
Prudential Real Estate Securities Fund

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.
1.	Name of Issuer
		Boston Properties Inc.

2.	Date of Purchase
		10/25/00

3.	Number of Securities Purchased
		30,002

4.	Dollar Amount of Purchase
		$1,171,875

5.	Price Per Unit
		$39.06

6.	Name(s) of Underwriter or Dealer(s)
	  From whom purchased:
		Goldman Sachs

7.	Other Members of the Underwriting
Syndicate

		Bear, Stearns & Co., Inc.
		Morgan Stanley
Merrill Lynch
Prudential Securities
Salomon
Banc of America
Deutsche
Lehman Brothers
Advest
CIBC World
Commerzbank
CSFB
Dresdner Kleinwort
A.G. Edwards
First Union
FleetBoston
Edward Jones
Legg Mason
McDonald Investments
PaineWebber
RBC Dominion
Tucker Anthony